UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009
Date of Report (Date of earliest event reported)

NATURALLY ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 402, 1008 Homer Street, Vancouver, B.C., Canada	V6B 2X1
(Address of principal executive offices)	(Zip Code)

(604) 683-8582
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item	Description
8.01	Other Events.
9.01	Financial Statements and Exhibits.

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SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On September 21, 2009, Naturally Advanced Technologies Inc. (the "Company") closed a non-brokered private placement consisting of 833,060 units (each a "Unit") of the Company, at a subscription price of USD$1.10 per Unit, and for gross proceeds of USD$916,366 (the "Offering").

Each Unit is comprised of one common share (each a "Share") and one-half of one share purchase warrant (each a "Warrant") of the Company, and each whole Warrant entitles the holder thereof to purchase one additional common share (each a "Warrant Share") of the Company at an exercise price of USD$1.38 per Warrant Share until September 21, 2012.

All Shares issued and any Warrant Shares issued in connection with the exercise of any of the Warrants, if any, will be subject to a four month hold period expiring on January 22, 2010, in accordance with the policies of the TSX Venture Exchange and applicable securities laws.

Finder's fees of USD$61,904 in cash have now been paid and 63,793 share purchase warrants (each a "Finder's Warrant") have now been issued, with each such Finder's Warrant being exercisable for one Unit of the Company, at an exercise price of USD$1.10 per Unit, all on the same terms and conditions as the Units issued under the Offering.

Proceeds of the Offering are intended be used to advance development of the Company's business and for general working capital.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.
Exhibit	Description
99.1	News Release dated September 21, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DATE: September 22, 2009.	NATURALLY ADVANCED TECHNOLOGIES INC. By: s/s "Guy Prevost" __________________________________________ Guy Prevost Chief Financial Officer and a Director

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